Exhibit 99.1

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PROXY CARD

IRON SPARK I INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING TO BE HELD ON
[_], 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the accompanying notice and proxy statement/prospectus, dated [_], 2022, in connection with the special meeting to be held at Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, on [_], 2022, at 10 a.m. Eastern Time.

The undersigned hereby appoints Alexander P. Oxman, the attorney and proxy of the undersigned, with power of substitution, to vote all ordinary shares of Iron Spark I Inc. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any postponement or adjournment thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL AND THE ADJOURNMENT PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials: The notice of meeting and the accompany proxy statement/prospectus are available at [●]. For banks and brokers, the notice of meeting and the accompany proxy statement/prospectus are available at [●].

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PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE

	FOR	AGAINST	ABSTAIN
Proposal 1 — The Merger Proposal	☐	☐	☐

To approve the Agreement and Plan of Merger, dated April 3, 2022 (as amended by the Amendment No. 1 to Merger Agreement dated as of August 12, 2022 and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between Iron Spark I Inc., a Delaware corporation (“ISAA”), Hypebeast Limited, a Cayman Islands exempted company (“Hypebeast”) and Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of Hypebeast (the “Merger Sub”) and the Plan of Merger to be entered into by and between ISAA, Hypebeast and Merger Sub, pursuant to which Merger Sub will merge into ISAA with ISAA being the surviving entity and wholly-owned subsidiary of Hypebeast (the “Surviving Corporation”), and the transactions contemplated thereby, including the Merger. On the effective date of the Merger Agreement (the “Effective Date”) all issued and outstanding shares of ISAA common stock held by the ISAA stockholders immediately prior to the Effective Date (other than the ISAA Redeeming Shares) will automatically be canceled and cease to exist, and ISAA stockholders will receive one Hypebeast ordinary share in exchange for each ISAA share canceled. The effect of the Merger will be that ISAA stockholders (other than ISAA stockholders who exercise their redemption rights) will become stockholders of the “Surviving Corporation” which will be a “foreign private issuer” under the Securities Exchange Act of 1934, as amended. A copy of the Merger Agreement is attached to the proxy statement/prospectus as Annex A.

Proposal 2 — The Adjournment Proposal	☐	☐	☐
To approve the adjournment of the Special Meeting in the event ISAA does not receive the requisite stockholder vote to approve the Business Combination.

Dated: _______________________, 2022

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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